UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2021 (February 11, 2021)

Manufactured Housing Properties Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Main Street, Pineville, North Carolina	28134
(Address of principal executive offices)	(Zip Code)

(980) 273-1702
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2021, MHP Pursuits LLC, a wholly owned subsidiary of Manufactured Housing Properties Inc. (the “Company”), entered into a purchase and sale agreement (the “Purchase Agreement”) with Gilmer and Sons Mobile Homes Sales and Rentals, Inc. for the purchase of ten manufactured housing communities located in Anderson County, South Carolina consisting of 179 sites on approximately 50 acres (the “Property”) for a total purchase price of $5,200,000. On July 16, 2021, MHP Pursuits LLC assigned the Purchase Agreement to the Company’s newly formed wholly owned subsidiary Anderson MHP LLC (“MHP Anderson”), pursuant to an assignment of purchase and sale agreement (the “Assignment”). On July 20, 2021, closing of the Purchase Agreement was completed and MHP Anderson purchased the land and land improvements and Gvest Anderson Homes LLC (“Gvest Anderson”), a wholly owned subsidiary of the Company’s variable interest entity, Gvest Finance LLC, purchased the buildings.

In connection with the closing, on July 20, 2021, MHP Anderson entered into a loan agreement (the “Loan Agreement”) with Vanderbilt Mortgage and Finance, Inc. (the “Lender”) for a loan in the principal amount of $4,160,000 and MHP Anderson issued a promissory note to the Lender in the principal amount of $4,160,000 (the “Note”). The remainder of the purchase price, or $1,040,000, was paid in cash.

The Note bears interest at a rate of 5.21% per annum and matures on July 10, 2026. Payment for the first twenty-four (24) months of the term of the Note shall be interest-only based on the principal outstanding, days in the period, and daily interest rate. Thereafter, principal and interest, in the amount of $22,869 per month, shall be due and payable based on a thirty (30) year amortization schedule. MHP Anderson may prepay the Note in part or in full at any time if it pays a prepayment premium calculated in accordance with the Loan Agreement.

The Loan Agreement contains customary closing conditions, representations and warranties, financial and other covenants and events of default for a loan of this type.

The loan is secured by a mortgage and first priority security interest in the Property and its related assets pursuant to a mortgage, assignment of rents and leases, security agreement and fixture filing that MHP Anderson entered into with the Lender (the “Mortgage”) and a security agreement and assignment of rents that Gvest Anderson entered into with the Lender (the “Security Agreement”). The loan is guaranteed by Gvest Anderson pursuant to a guaranty that it entered into with the Lender (the “Guaranty”) and by Raymond M. Gee, the Company’s Chief Executive Officer.

The foregoing summary of the terms and conditions of the Purchase Agreement, the Assignment, the Loan Agreement, the Note, the Mortgage, the Security Agreement and the Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.1 to 10.3, which are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 with respect to the Loan Agreement and the Note is incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of business acquired will be filed by an amendment to this Form 8-K within 71 calendar days of July 26, 2021.

(b) Pro forma financial information

Pro forma financial information will also be filed by an amendment to this Form 8-K within 71 calendar days of July 26, 2021.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Purchase and Sale Agreement, dated February 11, 2021, between Gilmer and Sons Mobile Homes Sales and Rentals, Inc. and MHP Pursuits LLC
10.2	Assignment of Purchase and Sale Agreement, dated July 16, 2021, between MHP Pursuits LLC and Anderson MHP LLC
10.3	Loan Agreement, dated July 20, 2021, between Anderson MHP LLC and Vanderbilt Mortgage and Finance, Inc.
10.4	Promissory Note issued by Anderson MHP LLC to Vanderbilt Mortgage and Finance, Inc. on July 20, 2021
10.5	Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing, dated July 16, 2021, between Anderson MHP LLC and Vanderbilt Mortgage and Finance, Inc.
10.6	Security Agreement and Assignment of Rents, dated July 20, 2021, between Gvest Anderson Homes LLC and Vanderbilt Mortgage and Finance, Inc.
10.7	Guaranty, dated July 20, 2021, between Gvest Anderson Homes LLC and Vanderbilt Mortgage and Finance, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2021	MANUFACTURED HOUSING PROPERTIES INC.

	By:	/s/ Raymond M. Gee
Raymond M. Gee
Chief Executive Officer

3